Exhibit (a)(1)(E)

OFFER BY
California First Leasing Corporation

TO PURCHASE FOR CASH
UP TO 330,000 SHARES
OF ITS COMMON STOCK AT A
PURCHASE PRICE OF $18.50 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON JUNE 24, 2025, UNLESS THE OFFER IS EXTENDED.

May 20, 2025

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated May 20, 2025 (the “Offer to Purchase”) relating to the offer by California First Leasing Corporation, a California corporation (the “Company”) to purchase for cash up to 330,000 shares of its common stock, par value $0.01 per share (the ‘‘Shares’’), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal also enclosed herewith (collectively the ‘‘Sale Documents’’ and which together comprise the “Offer”). Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Offer to Purchase.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES INTO THE OFFER CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. HOWEVER, THE LETTER OF TRANSMITTAL INCLUDES IMPORTANT PROVISIONS THAT YOU WILL BE DEEMED TO HAVE AGREED TO IN CONNECTION WITH YOUR ACCEPTANCE OF PAYMENT FOR SHARES PURSUANT TO THE OFFER. THEREFORE, YOU ARE URGED TO REVIEW THE LETTER OF TRANSMITTAL AND THE OTHER DOCUMENTS ENCLOSED HEREWITH WITH YOUR LEGAL, TAX, ACCOUNTING, FINANCIAL AND OTHER ADVISORS CAREFULLY AND IN THEIR ENTIRETY PRIOR TO INSTRUCTING US TO TENDER YOUR SHARES INTO THE OFFER.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1.       The purchase price offered by the Company is $18.50 per Share, net to the seller in cash and without interest (the ‘‘Offer Price’’).

2.       The Offer is being made for up to 330,000 Shares.

3.       THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 24, 2025 (THE ‘‘EXPIRATION TIME), UNLESS EXTENDED BY THE COMPANY.

4.       The Offer is subject to certain conditions, which are described in the Offer to Purchase. In the event any of the conditions are not satisfied or waived by the Company, the Company will not be obligated to purchase your Shares.

5.      No brokerage fees or commissions will be payable to the Company in connection with the Offer. However, brokers and other nominees who tender Share pursuant to your instructions may charge you a fee for doing so.

6.       Any stock transfer taxes applicable to the sale of Shares to the Company in the Offer will be paid by the Company, except as otherwise provided in the Offer to Purchase.

7.       The Letter of Transmittal includes certain representations, warranties and covenants that you will be deemed to have agreed to in the event you accept payment for your Shares pursuant to the Offer. You should review the Letter of Transmittal and the other documents enclosed herewith carefully and discuss them with your legal, tax, accounting, financial and other advisors prior to instructing us to tender your Shares into the Offer.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Neither the Company nor its Board of Directors is making any recommendation to any shareholders as to whether to tender or not tender Shares in the Offer. Each shareholder is urged to read the Sale Documents carefully with his, her or its legal, financial, tax and other advisors in evaluating the Offer. No person has been authorized to make any recommendations in connection with the Offer or to give any information other than the materials enclosed herewith and the statements specifically set forth in such materials.

Payment for Shares accepted for payment in the Offer will be made only after timely receipt by Computershare Inc. (the ‘‘Depositary’’) of (a) original stock certificates representing the Shares (or a timely book-entry confirmation), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Letter of Transmittal) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or book-entry confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE COMPANY, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Company may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

INSTRUCTION FORM
WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
BY
California First Leasing Corporation

FOR UP TO 330,000 SHARES
OF ITS COMMON STOCK AT A
PURCHASE PRICE OF $18.50 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 20, 2025, and the related Letter of Transmittal relating to the shares of common stock, par value $0.01 per share (the ‘‘Shares’’) which is also enclosed, of California First Leasing Corporation, a California corporation (the ‘‘Company’’). The undersigned acknowledges and agrees that he, she or it has carefully reviewed such Offer to Purchase and Letter of Transmittal and that he, she or it hereby agrees to all of the terms set forth therein, including without limitation those provisions under the headings “Representations, Warranties and Covenants of the Undersigned Shareholder” in the Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal. The method of delivery of this document is at the election and risk of the undersigned. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered*: ____________________________________________________________
Account Number: _____________________________________________________________
X _____________________________________________________________
Signature(s)
Dated:
Name(s): _____________________________________________________________
(Please Type or Print)
Address(es): ______________________________________________________________________
_________________________________________________________________________
(Include Zip Code)
Area Code(s) and Telephone Number(s): __________________________________________________
Taxpayer Identification or Social Security Number(s): __________________________________________

____________

*        Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT USING THE ENCLOSED ENVELOPE, NOT TO THE DEPOSITARY, INFORMATION AGENT, OR THE COMPANY.

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